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EXHIBIT 10(11)

SUMMARY OF MANAGEMENT INCENTIVE PLAN

        In the first quarter of each year, in connection with the budgeting process, the Company establishes financial performance targets and a related targeted bonus for many of its employees. Under the Management Incentive Plan, cash bonuses become payable to these employees after the end of the year and may vary from 0% to 100% or more of the employee's targeted bonus based on the extent to which the financial performance targets are met.

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SUMMARY OF MANAGEMENT INCENTIVE PLAN